Exhibit 99.2

Aldeyra Therapeutics to Present at Upcoming Investor Conferences

Burlington, MA, September 5, 2014 Aldeyra Therapeutics, Inc. (NASDAQ: ALDX) (Aldeyra), a biotechnology company focused on the development of products to treat diseases related to free aldehydes, today announced that Todd C. Brady, M.D., Ph.D., President and CEO of Aldeyra, will present corporate overviews at the 16th Annual Rodman & Renshaw Global Investment Conference, taking place September 8, 2014 through September 10, 2014 in New York, New York, and the Aegis Capital Corporation 2014 Healthcare and Technology Conference, taking place on September 10, 2014 through September 13, 2014 in Las Vegas, Nevada.

Details of the presentations are as follows:

16th Annual Rodman & Renshaw Global Investment Conference

Date:	Wednesday, September 10, 2014
Time:	10:00 a.m. ET
Place:	The New York Palace Hotel (New York, NY)

Aegis Capital Corporation 2014 Healthcare and Technology Conference

Date:	Thursday, September 11, 2014
Time:	1:30 p.m. PT
Place:	Encore at Wynn Hotel (Las Vegas, NV)

About Aldeyra Therapeutics

Aldeyra Therapeutics, Inc., is a biotechnology company focused primarily on the development of products to treat diseases thought to be related to endogenous free aldehydes, a naturally occurring class of toxic molecules. The company has developed NS2 and other related compounds, designed to trap free aldehydes. Aldeyra plans to file Investigational New Drug (IND) applications for clinical testing of NS2 in 2014 for the treatment of Sjögren-Larsson Syndrome and acute anterior uveitis. NS2 has not been approved for sale in the U.S. or elsewhere. www.aldeyra.com

Investor Contact:

David Burke/Lee Roth

The Ruth Group

Tel: +1 646-536-7009/7012

dburke@theruthgroup.com/lroth@theruthgroup.com